UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange of 1934

November 17, 2006

(Date of earliest event reported)

USG CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Franklin Street, Chicago, Illinois 60606-4678

(Address of principal executive offices, including zip code)

(312) 606-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On November 17, 2006, USG Corporation (the “Corporation”) entered into an Indenture with Wells Fargo Bank, National Association, as trustee, including Supplemental Indenture No. 1 thereto (collectively, the “Indenture”). The Indenture sets forth the rights and provisions governing $500 million aggregate principal amount of the Corporation’s 6.30% Senior Notes due 2016. Under the terms of the Indenture, the notes will bear interest at a rate of 6.30% per year. The Corporation will pay interest on the notes on May 15 and November 15 of each year, beginning May 15, 2007. The notes will mature on November 15, 2016. The notes are unsecured and rank equally with all of the Corporation’s existing and future unsecured senior indebtedness. The Indenture contains certain customary restrictions, including a limitation that restricts the Corporation’s ability and the ability of specified subsidiaries of the Corporation to create or incur secured indebtedness. Sale and leaseback transactions are also limited.

The above description of the Indenture is qualified in its entirety by reference to the terms of the Indenture and Supplemental Indenture No. 1, which are attached as Exhibits 4.01 and 4.02, respectively, and incorporated herein by reference.

The notes have not been registered under the Securities Act of 1933. The Corporation offered and sold the notes to the initial purchasers of the notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold the notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. In connection with the sale of the notes, the Corporation entered into a Registration Rights Agreement, dated as of November 17, 2006, with Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives for the initial purchasers of the notes (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Corporation has agreed to file an exchange offer registration statement with the Securities and Exchange Commission to allow holders to exchange the notes for a new issue of substantially identical notes that have been registered under the Securities Act of 1933. In addition, the Corporation has agreed to file, under specified circumstances, a shelf registration statement to cover resales of the notes or exchange notes.

The above description of the Registration Rights Agreement is qualified in its entirety by reference to the terms of the Registration Rights Agreement, which is attached as Exhibit 10.01 and incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

ITEM 8.01 Other Events

On November 17, 2006, the Corporation issued a press release announcing the closing of the initial offering of the notes. A copy of the press release is furnished herewith as Exhibit 99.01.

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ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
4.01	Indenture, dated as of November 1, 2006, by and between USG Corporation and Wells Fargo Bank, National Association, as trustee

4.02	Supplemental Indenture No. 1, dated as of November 17, 2006, by and between USG Corporation and Wells Fargo Bank, National Association, as trustee

10.01	Registration Rights Agreement, dated as of November 17, 2006, by and among USG Corporation and Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives for the initial purchasers

99.01	USG Corporation press release dated November 17, 2006 announcing the closing of the notes offering

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

By:	/s/ Richard H. Fleming
Richard H. Fleming,
Executive Vice President and Chief Financial Officer

Date: November 20, 2006

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EXHIBIT INDEX

Exhibit Number	Description
4.01	Indenture, dated as of November 1, 2006, by and between USG Corporation and Wells Fargo Bank, National Association, as trustee

4.02	Supplemental Indenture No. 1, dated as of November 17, 2006, by and between USG Corporation and Wells Fargo Bank, National Association, as trustee

10.01	Registration Rights Agreement, dated as of November 17, 2006, by and among USG Corporation and Banc of America Securities LLC and Citigroup Global Markets Inc., as representatives for the initial purchasers

99.01	USG Corporation press release dated November 17, 2006 announcing the closing of the notes offering

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